Exhibit 99.4

SOUTHSIDE BANCSHARES INC. UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On June 12, 2017, Southside Bancshares, Inc. or Southside, Rocket Merger Sub, Inc., a wholly owned subsidiary of Southside, or Merger Subsidiary, and Diboll State Bancshares, Inc., or Diboll entered into an Agreement and Plan of Merger, which is referred to as the merger agreement. Pursuant to the merger agreement, Merger Subsidiary merged with and into Diboll, with Diboll continuing as the surviving company, which is referred to as the first merger. Immediately after the first merger, Diboll merged with and into Southside, with Southside as the surviving company, which is referred to as the second merger. The surviving company is referred to as the combined company. Immediately after the second merger, First Bank & Trust East Texas, a wholly owned bank subsidiary of Diboll, merged with and into Southside’s wholly owned bank subsidiary, Southside Bank, with Southside Bank as the surviving bank, which is referred to as the bank merger. The first merger, the second merger and the bank merger are collectively referred to as the mergers. Upon completion of the first merger, each share of Diboll common stock was converted into the right to receive: (a) 6.5021 shares of Southside common stock and (b) $28.12 in cash. The cash portion of the merger consideration is approximately $24 million.

The following unaudited pro forma condensed combined financial statements are based on the separate historical financial statements of Southside and Diboll after giving effect to the mergers and the issuance of Southside common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 is presented as if the mergers had occurred on September 30, 2017. The unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and the nine months ended September 30, 2017 are presented as if the mergers had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the mergers and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. Southside is the acquirer for accounting purposes.

A final determination of the fair values of Diboll’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Diboll that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Transaction-related expenses estimated at approximately $12.8 million are not included in the unaudited pro forma condensed combined income statements.

The actual amounts recorded as of the completion of the mergers may differ materially from the information presented in these unaudited pro forma condensed combined financial statements as a result of:

•	changes in the number of outstanding shares of Diboll's common stock and the number of stock options that will exercise with the cashless exercise feature;

•	net cash used or generated in Southside's operations between the signing of the merger agreement and completion of the mergers;

•	net cash used or generated in Diboll’s operations between the signing of the merger agreement and completion of the mergers;

•	the timing of the completion of the mergers;

•	other changes in Diboll’s net assets that occur prior to completion of the mergers, which could cause material differences in the information presented below; and

•	changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
Southside’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included in Southside’s Annual Report on Form 10-K for the year ended December 31, 2016;

•
Diboll’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, included as Exhibit 99.2 to this Current Report on Form 8-K/A;

•
Southside’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017 included in Southside’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2017;

•	Diboll’s separate unaudited historical consolidated financial statements as of and for the nine months ended September 30, 2017, included as Exhibit 99.3 to this Current Report on Form 8-K/A; and

•	other information pertaining to Southside and Diboll contained in reports filed by Southside with the SEC.

SOUTHSIDE BANCSHARES INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2017

	Historical
	Southside	Diboll (1)	Pro Forma Adjustments	Pro Forma Combined	Notes
	(in thousands)
ASSETS
Cash and cash equivalents	$184,513	$93,068	$(38,759)	$238,822	A
Securities available for sale	1,292,072	240,795	—	1,532,867
Securities held to maturity	909,844	—	—	909,844
FHLB stock, at cost	61,845	396	—	62,241
Other investments	5,439	170	—	5,609
Loans held for sale	2,177	—	—	2,177
Loans	2,682,766	649,004	(10,921)	3,320,849	B
Less: Allowance for loan losses	(19,871)	(7,339)	7,339	(19,871)	C
Net Loans	2,662,895	641,665	(3,582)	3,300,978
Premises and equipment, net	107,099	14,186	12,096	133,381	D
Goodwill	91,520	7,334	101,664	200,518	E
Other intangible assets, net	3,379	—	20,340	23,719	F
Interest receivable	18,792	2,893	—	21,685
Deferred tax asset	21,842	1,677	(10,168)	13,351	G
Bank owned life insurance	99,616	—	—	99,616
Other assets	23,397	3,812	4,025	31,234	H
TOTAL ASSETS	$5,484,430	$1,005,996	$85,616	$6,576,042
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$3,564,175	$890,028	$(275)	$4,453,928	I
Borrowings	1,310,088	—	—	1,310,088
Other liabilities	54,144	8,953	(101)	62,996	J
TOTAL LIABILITIES	4,928,407	898,981	(376)	5,827,012

Shareholders' equity:
Common stock	40,321	907	6,012	47,240	K
Paid-in capital	563,553	13,309	179,862	756,724	L
Retained earnings	25,677	97,130	(104,213)	18,594	M
Treasury stock	(47,291)	(5,369)	5,369	(47,291)	N
Accumulated other comprehensive (loss) income	(26,237)	1,038	(1,038)	(26,237)	O
TOTAL SHAREHOLDERS' EQUITY	556,023	107,015	85,992	749,030
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,484,430	$1,005,996	$85,616	$6,576,042

(1)
Certain historical information reflected in the table has been adjusted from the presentation in the historical consolidated financial statements of Diboll to conform to Southside’s presentation and to more accurately portray estimated balances after consummation of the merger.

SOUTHSIDE BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

	Historical
	Southside	Diboll	Pro Forma Adjustments	Pro Forma Combined	Notes
	(in thousands, except for share data)
Interest income
Loans	$84,666	$24,966	$793	$110,425	P
Investment securities – taxable	702	2,145	—	2,847
Investment securities – tax-exempt	18,381	1,168	—	19,549
Mortgage-backed securities	31,430	223	—	31,653
FHLB stock and other investments	926	1	—	927
Other interest earning assets	1,265	187	—	1,452
Total interest income	137,370	28,690	793	166,853
Interest expense
Deposits	14,839	796	43	15,678	Q
Short-term obligations	7,927	—	—	7,927
Long-term obligations	8,940	—	—	8,940
Total interest expense	31,706	796	43	32,545
Net interest income	105,664	27,894	750	134,308
Provision for loan losses	3,404	2,208	—	5,612
Net interest income after provision for loan losses	102,260	25,686	750	128,696
Noninterest income	28,374	8,150	—	36,524
Total noninterest expense	76,402	21,513	3,621	101,536	R
Income before income tax expense	54,232	12,323	(2,871)	63,684
Provision for income tax expense	10,251	3,902	(1,005)	13,148	S
Net income	$43,981	$8,421	$(1,866)	$50,536
Net income per common share:
Basic	$1.50	$9.96		$1.45
Diluted	$1.49	$9.72		$1.44
Weighted average common shares outstanding:
Basic	29,326	845	4,690	34,861
Diluted	29,531	866	4,669	35,066

SOUTHSIDE BANCSHARES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical
	Southside	Diboll	Pro Forma Adjustments	Pro Forma Combined	Notes
	(in thousands, except for share data)
Interest income
Loans	$106,564	$32,349	$1,058	$139,971	P
Investment securities – taxable	1,057	2,646	—	3,703
Investment securities – tax-exempt	22,654	1,628	—	24,282
Mortgage-backed securities	37,450	353	—	37,803
FHLB stock and other investments	798	—	—	798
Other interest earning assets	390	203	—	593
Total interest income	168,913	37,179	1,058	207,150
Interest expense
Deposits	14,255	1,050	232	15,537	Q
Short-term obligations	4,152	—	—	4,152
Long-term obligations	10,941	—	—	10,941
Total interest expense	29,348	1,050	232	30,630
Net interest income	139,565	36,129	826	176,520
Provision for loan losses	9,780	1,424	—	11,204
Net interest income after provision for loan losses	129,785	34,705	826	165,316
Noninterest income	39,411	11,226	—	50,637
Noninterest expense	109,522	28,407	6,049	143,978	R
Income before income tax expense	59,674	17,524	(5,223)	71,975
Provision for income tax expense	10,325	5,444	(1,828)	13,941	S
Net income	$49,349	$12,080	$(3,395)	$58,034
Net income per common share:
Basic	$1.82	$14.34		$1.78
Diluted	$1.81	$13.99		$1.77
Weighted average common shares outstanding:
Basic	27,118	842	4,693	32,653
Diluted	27,247	863	4,672	32,782

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Basis of Pro Forma Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined income statements for the nine months ended September 30, 2017 and the year ended December 31, 2016 are based on the historical financial statements of Southside and Diboll after giving effect to the completion of the mergers and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the mergers, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies.
The transaction will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. The unaudited pro forma condensed combined consolidated financial information was calculated using the federal corporate income tax rate of 35% for Southside and 34% for Diboll, which were the rates in effect at the time of the periods presented.
Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense.
    The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
2.    Preliminary Estimated Acquisition Consideration
On June 12, 2017, Southside Bancshares, Inc., a Texas corporation, or Southside, entered into an Agreement and Plan of Merger, or merger agreement with Diboll State Bancshares, Inc., a Texas corporation, or Diboll and the holding company for First Bank & Trust East Texas East Texas, a wholly owned bank subsidiary based in Diboll, Texas. The purchase consideration to Diboll shareholders included approximately 5.5 million shares of Southside common stock and up to $25 million of cash, less the after-tax amount paid by Diboll upon the cashless exercise of stock options for cash prior to the closing of the first merger. At the closing, (as defined in the merger agreement) each outstanding share of Diboll common stock converted into the right to a ratable amount of shares of Southside common stock, or stock consideration, and a proportional share of cash, or the cash consideration and, together with the stock consideration, the merger consideration, subject to certain adjustments. Pursuant to the Diboll State Bancshares, Inc. Incentive Stock Option 2014 Plan and predecessor plans, and the individual award agreements granted thereunder, all outstanding equity awards terminated as of the effective time of the mergers, and became null and void. Holders of stock options granted under such plans were provided an opportunity to exercise such stock options or take advantage of the cashless exercise feature of such equity awards prior to the effective time of the mergers.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Based on Diboll’s estimated shares of common stock and equity awards outstanding as of September 30, 2017 and assuming that all equity awards are vested and exercised in cashless transactions as of the closing of the mergers, the preliminary estimated merger consideration is as follows:

Preliminary Estimated Merger Consideration
Number of shares of Diboll common stock outstanding at September 30, 2017	848,776
Per share exchange ratio	6.5212
Number of shares of Southside common stock issued	5,535,000
Multiplied by Southside common stock price on November 30, 2017	$36.20
Total estimated stock consideration		$200,367,000
Total estimated stock consideration per share			$236.07
Cash distribution to Diboll common stockholders, before adjustments(1)	$25,000,000
Estimated cash reduction for stock options that are exercised with the cashless exercise feature, net of tax (2)	(1,373,287)
Total estimated cash consideration		23,626,713
Total estimated cash consideration per share			27.84
Total estimated Merger Consideration (3)		$223,993,713
Total estimated merger consideration per share (3)			$263.91

Total estimated merger consideration per share (3)	$263.91
Estimated average exercise price	134.92
Estimated excess of the aggregate fair market value immediately prior to merger over the exercise price for such shares of Diboll Stock	$128.99
Estimated stock options that will use the cashless exercise feature	16,131
Total estimated cash reduction for stock options exercised with the cashless exercise feature		$2,080,738
Less federal income tax expense (benefit) at 34%		(707,451)
Total estimated cash reduction for stock options exercised with the cashless exercise feature, net of tax		$1,373,287

(1) The cash merger consideration of up to $25,000,000, which amount shall be (i) decreased by the after-tax amount paid by Diboll to holders of Diboll equity awards that utilize the “cashless exercise feature” of such Diboll equity awards and upon such cashless exercise receive payment of an amount in cash equal to the excess of the aggregate fair market value at the time of such exercise of the Diboll common stock subject to the Diboll equity awards over the aggregate purchase price for such shares of Diboll common stock, and (ii) subject to further adjustment as provided herein.

(2) The estimated cash consideration of unvested stock options equals the excess (if any) of  (a) the sum of (x) the cash consideration payable with respect to one share of common stock and (y) the value of the stock consideration payable with respect to one share of common stock over (b) the exercise price of such stock option being cancelled. See calculation above.

(3) This assumes the net book value of Diboll is equal or exceeds the target book value of  $100,298,570 on the date of the merger, subject to further adjustment upon the mutual agreement of the parties.

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

3.    Preliminary Estimated Acquisition Consideration Allocation
Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of Diboll based on their estimated fair values as of the closing of the mergers. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation unaudited pro forma adjustments will remain preliminary until Southside management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed.
The total preliminary estimated merger consideration as shown in the table above is allocated to Diboll’s tangible and intangible assets and liabilities as of September 30, 2017 based on their preliminary estimated fair values as follows (in thousands):

Preliminary Estimated Acquisition Consideration Allocation
Cash, cash equivalents, and amounts due from banks	$88,391
Other investments	170
Securities available for sale	240,795
Loans, net of allowance	638,083
Property and equipment	26,282
Other assets	8,031
Deposits	(889,753)
Deferred tax liability	(8,491)
Other liabilities	(8,852)
Intangible assets	20,340
Goodwill	108,998
Preliminary Estimated Acquisition Consideration	$223,994
Approximately $20.3 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.
Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or “ASC 820.” ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows (dollar amounts in thousands):

		Estimated Useful Life (Years)
Core deposit intangible	$14,700	10
Trust Relationships	5,400	13
Non-solicitation agreements	240	3
Total intangible assets	$20,340

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Goodwill.    Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the skill sets, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles — Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.
4.    Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments
The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the mergers been completed at the date indicated, and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is also not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the combined company during the post-merger period. The unaudited pro forma financial information does not give consideration to the impact of possible expense efficiencies, synergies, strategy modifications, asset dispositions, or other actions that may result from the mergers.
The following unaudited pro forma adjustments result from accounting for the mergers, including the determination of fair value of the assets, liabilities, and commitments which Southside, as the acquirer for accounting purposes, will acquire from Diboll. The descriptions related to these preliminary adjustments are as follows (in thousands):

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Balance Sheet

		September 30, 2017

A	Adjustments to cash
	To reflect Southside’s gross cash consideration (before adjustment)	$(25,000)
	To reflect Southside’s cash adjustment for cashless exercise of vested Diboll stock options, net of tax	1,373
	To reflect estimated transaction cost of Southside	(10,455)
	To reflect Diboll’s estimated cash payout of cashless exercise of vested stock options	(2,081)
	To reflect estimated transaction cost of Diboll	(2,596)
		$(38,759)

B	Adjustments to loans
	To reflect estimated fair value at acquisition date	$(10,921)

C	Adjustments to loan allowance
	To eliminate Diboll's existing loan loss allowance	$7,339

D	Adjustments to premises and equipment
	To reflect estimated fair value at acquisition date	$12,096

E	Adjustments to goodwill
	To reflect the goodwill associated with the Diboll acquisition	$101,664

F	Adjustments to other intangible assets
	To reflect the estimated core deposit intangible asset	$14,700
	To reflect the estimated trust relationship intangible asset	5,400
	To reflect the estimated fair value of non-solicitation agreements	240
		$20,340

G	Adjustments to deferred tax asset
	To reflect deferred tax asset changes resulting from pro forma adjustments	$(10,057)
	To reflect the estimated deferred tax asset on the vesting of the remaining Diboll stock options	134
	To reverse the estimated deferred tax asset on the cashless exercise of outstanding Diboll stock options	(245)
		$(10,168)
H	Adjustments to other assets
	To reflect the current tax recoverable from estimated transaction costs for Southside	$3,095
	To reflect the current tax recoverable from estimated transaction costs for Diboll	530
	To reflect the current tax recoverable from cash payout of cashless exercise of outstanding Diboll stock options	707
	To reflect estimated fair value at acquisition date	(307)
		$4,025

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

I	Adjustments to deposits
	To reflect estimated fair value at acquisition date	$(275)

J	Adjustments to other liabilities
	To reflect estimated fair value at acquisition date	$(101)

K	Adjustments to common stock
	To eliminate Diboll's common stock	$(907)
	To reflect the issuance of Southside common stock	6,919
		$6,012
L	Adjustments to additional paid in capital
	To eliminate Diboll's paid in capital	$(11,378)
	To reflect the vesting of the remaining Diboll stock options	395
	To reflect transaction cost associated with issuances of common stock	(277)
	To reflect the cashless exercise of outstanding Diboll stock options	(2,326)
	To reflect the issuance of Southside common stock	193,448
		$179,862

M	Adjustments to retained earnings
	To reflect the estimated transaction cost of Southside, net of tax	$(7,083)
	To eliminate Diboll's retained earnings	(95,510)
	To reflect vesting of remaining Diboll options, net of tax	(261)
	To reflect estimated transaction cost of Diboll, net of tax	(2,066)
	To reflect the tax benefit on cashless exercise of outstanding Diboll stock options	707
		$(104,213)
N	Adjustments to treasury stock
	To eliminate Diboll's treasury stock	$5,369

O	Adjustments to accumulated other comprehensive income
	To eliminate Diboll's accumulated other comprehensive income	$(1,038)

SOUTHSIDE BANCSHARES, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Income Statements

		Nine Months Ended September 30, 2017	Year Ended December 31, 2016
P	Adjustments to loan interest income
	To reflect accretion of loan discounts resulting from the loan fair value pro forma adjustment	$793	$1,058

Q	Adjustments to deposit interest expense
	To reflect accretion on the purchase discount time deposits	$43	$232

R	Adjustments to noninterest expenses
	To reflect amortization of acquired intangible assets	$2,760	$4,089
	To reflect additional depreciation resulting from property and equipment pro forma adjustment	861	1,960
		$3,621	$6,049

S	Adjustments to income tax expense
	To reflect the income tax effect of pro forma adjustments of P-R at Southside Bancshares estimated combined statutory tax rate of 35%	$(1,005)	$(1,828)

5.    Earnings per Common Share
Unaudited pro forma earnings per common share for the nine months ended September 30, 2017 and for the year ended December 31, 2016 have been calculated using Southside's historic weighted average common shares outstanding plus the common shares issued to Diboll shareholders pursuant to the merger agreement.
The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the nine months ended September 30, 2017 and the year ended December 31, 2016 (in thousands, except per share data).

	Nine Months Ended September 30, 2017		Year Ended December 31, 2016
	Basic	Diluted	Basic	Diluted
Pro forma net income	$50,536	$50,536	$58,034	$58,034
Weighted average common shares outstanding:
Historic Southside (1)	29,326	29,531	27,118	27,247
Common shares issued to Diboll	5,535	5,535	5,535	5,535
Pro forma	34,861	35,066	32,653	32,782
Pro forma net income per common share	$1.45	$1.44	$1.78	$1.77
(1) Weighted average shares for December 31, 2016 adjusted for 2.5% stock dividend declared in May 2017.